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[ ]     Preliminary Proxy Statement
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[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
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                              READ-RITE CORPORATION
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                                      - 1 -

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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        4)   Date Filed:

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                                      - 2 -

             [LOGO]                                              [LOGO]
APPLIED MAGNETICS CORPORATION                            READ-RITE CORPORATION

                             A POWERFUL COMBINATION
                                       FOR
                      INVESTORS, CUSTOMERS AND THE INDUSTRY

Preface

This document contains certain forward looking statements with respect to the financial condition, results of operations and business of Applied Magnetics Corporation and, assuming the consummation of the proposed business combination, a combined Applied Magnetics/Read-Rite Corporation. In addition, the ability of Applied Magnetics to realize increases in operating income resulting from potential cost savings is also subject to the following uncertainties, among others: (a) the ability to integrate the Applied Magnetics and Read-Rite management and R&D and operations functions on a timely basis, if at all: and (b) the ability to eliminate duplicative functions while maintaining acceptable performance levels. Further information on other factors which could affect the financial results of Applied Magnetics after the proposed business combination is included in filings by Applied Magnetics with the Securities and Exchange Commission, (the "Commission"), including a registration statement on Form S-4 filed with the Commission on February 24, 1997, and the Commission filings incorporated by reference therein.

Table of Contents

                                             Tab
                                             ---
Overview                                       I

Disk Drive Market Opportunity                 II

Market Drive Product Road Map                III

Applied Magnetics:  Myth vs. Reality          IV

Financial Highlights                           V

Applied Magnetics Corporation's
Proposed Merger With Read-Rite
Corporation                                   VI

Comparison of Applied Magnetics
and Read-Rite                                VII

===========================================================================

                                    OVERVIEW

===========================================================================

Combined, Applied Magnetics and Read-Rite Offer Investors Powerful Earnings Potential

             [Graph showing the FY 1998 estimated earnings per share for Applied Magnetics standalone, Read-Rite standalone and combined.]


                                  FY 1988 EPS
                                  -----------
Applied Magnetics
   Standalone                       $6.22  (+44% Growth)

Read-Rite
   Standalone                       $3.20  (+55% Growth)

Combined                            $7.44(1)





Note: All figures based on most recent street estimates. Growth percentages based on 1998 vs. 1997 estimates.

(1) Includes $145 million of pretax synergies: $100 million cost savings and $45 million gross margin improvement assumed.

The Technology Sector Has Performed Poorly Since Applied Magnetics Launched Its Offer


Offer Premium (Based on 2/21/97 Prices)               33%

                                2/21/97        2/28/97        % Change
                                -------        -------        --------
Stock Prices (1):
    APM                         55 1/4         38 1/2         (30.3%)
    RDRT                        28 1/8         30 5/8           8.9%
    Peer Group Index (2)        100.0           91.1           (8.9%)
    Nasdaq Composite              --             --            (1.9)


Recent declines in APM's stock price do not reflect:

  >     the underlying value of APM's standalone earnings potential

                                    or

  > cost saving synergies and enhanced earnings power of a combined APM and RDRT



(1)     Closing bid.
(2)     Peer group includes:  QNTM, KMAG, HMTT, STMD, SEG, WDC and HTCH.

APM has Produced Superior Financial Performance and Created Substantial Shareholder Value Since the Installation of a New Management Team in 1994

             [Two graphs. The first is APM's stock price from 1/1/94 through 2/21/97. The second graph is Applied Magnetics' quarterly revenues and earnings before interest and taxes over the same time period.]

                   Stock Price
                   -----------
                 (Price/Share)
2/10/94               5.00
3/25/94               7.00
5/10/94               5.50
6/22/94               4.50
8/04/94               4.50
9/16/94               4.25
10/28/94              3.875
12/12/94              2.25
1/25/95               3.375
3/09/95               2.75
4/21/95               4.00
6/05/95               5.50
7/18/95               8.375
8/29/95              10.50
10/11/95             15.375
11/22/95             15.00
1/08/96              17.375
2/20/96              16.25
4/02/96              15.625
5/15/96              20.125
6/27/96              10.375
8/09/96              12.875
9/23/96              17.00
11/04/96             21.375
12/17/96             28.375
1/30/97              58.00

                     Revenues         EBIT
                     --------         ----
                        ($ in Millions)
94Q2                 $ 69.8         $ (8.5)
94Q3                   70.3          (14.9)
94Q4                   64.6          (19.0)
95Q1                   55.4          (10.8)
95Q2                   64.9           (3.8)
95Q3                   79.9            5.9
95Q4                   92.4            7.5
96Q1                   94.7            8.5
96Q2                   86.7            9.4
96Q3                   74.0            3.8
96Q4                   89.3           14.1
97Q1                  121.6           33.4

Applied Magnetics Has Strong Potential - Standalone or Combined with
Read-Rite


                                 ________________
                                [                ]> Continue to add capacity
                                [ APM Standalone ]> Continue to develop
                                [ FY 1998E:      ]  advanced technology as
____________---------------->   [ $6.22 EPS      ]  market demands
[           ]                   [________________]
[   APM     ]
[  Today    ]
[ FY1997E:  ]
[ $4.32EPS  ]
[___________]
            ---------------->   ________________
                               [                ]>   APM/RDRT adds production
                               [ Combined with  ]    capacity immediately
                               [ RDRT           ]>   Significant potential
                               [ FY 1998E:      ]    for cost savings
                               [ $7.44 EPS      ]>   Increased scale in
                               [________________]    consolidating industry
                                                 >   Product mix OEM customers
                                                     need
                                                 >   Enhances R&D leverage for
                                                     new products





Note:  APM FY 1997 EPS estimate based on most recent Street estimates fully taxed.

The APM Investment Opportunity


  >     Strong market forces driving greater demand for storage

  >     APM has advanced thin film and MR technology

  > APM's advanced thin film and MR products address the fastest growing segments of the head market

  > APM Management team has proven its operating capability by delivering a dramatic financial turnaround

  >     APM managment has dramatically increased shareholder value

  > Opportunity to invest today to participate in current APM standalone value and recognize future potential of RDRT with APM's proven management team

  >     RESULT:  $7.44 EPS in FY 1998!

APM, Currently Trading at a Significantly P/E Discount Despite its Superior Financial Performance, Should Appeal to Both Growth and Value Investors


                                           P/E Multiples (1)
                                    1997E                 1998E
                                    -----                 -----
Applied Magnetics                    8.9x                  6.2x

Read-Rite                           14.8                   9.6

Peer Group (2)                      13.3                   9.3


Applied Magnetics P/E Premium/(Discount) to:

Read-Rite                           (40%)                (35%)

Peer Group (2)                      (33%)                (33%)




(1)     Based on closing prices on February 28, 1997 (APM=$38.50,
        RDRT=$30.69).
(2)     Peer group includes:  QNTM, KMAG, HMTT, SEG, WDC and HTCH.

===========================================================================

                          Disk Drive Market Opportunity

===========================================================================

Product Overview


  >     Both APM and RDRT manufacture
        recording heads for Hard Disk
        Drives, which are supplied as

          .    Head Gimbal                  [Diagram of hard disk drive and
               Assemblies ("HGAs")          its components, recording head
                                            slider, head gimbal assembly
          .    Head Stack                   and head stack assembly]
               Assemblies ("HSAs")


  >     The technologies used to
        manufacture heads include

          .    Metal in Gap (MIG)
          .    Thin Film
          .    Planar
          .    Magnetoresistive (MR)

The Recording Head Manufacturing Process and Resulting Yields


100 HGA - Equivalent Starts

WAFER
Goleta, CA

Yield: 82      -->    ROW
                      Goleta, CA

          68   -->    SLIDER
                      Penang, Malaysia

          42   -->    HGA Sub-Assembly
                      Malaysia, Korea, China

          38   -->    HGA Test                       --->   Ship to Customer
                      Malaysia, Korea

          34   -->    HSA
                      Malaysia, Korea, Ireland

          33   -->    Ship to Customer

Drivers of Data Storage Demand Growth


                       Database Applications/
                           Datawarehousing

Graphical Internet      ________________                     Multimedia
    Web Sites          [                 ]                   Data Types
                       [  Storage Demand ]
                       [     Growth      ]
                       [_________________]
 Disk Arrays                                                   E-mail
                                                             Proliferation

         Overall Computer Growth            Memory Intensive
             (Home and Office)              Software Applications

Unit Growth of PCs Continues...



               [Graph of PC shipments in millions of units from 1993-1999 estimated]

                                            (Millions)

                             1993              38.8
                             1994              47.4
                             1995              61.2
                             1996              73.5
                             1997E             87.1
                             1998E            100.8
                             1999E            118.0



                                                     CAGR:
                                                     1993-99     20%
                                                     1996-99     17% (1)


(1)     Market research estimates range from 17-20%


Source: Applied Magnetics and Trend-Focus

 ...While Storage Requirements Propel Strong Growth in Disk Drive Units


               [Graph of total disk drive unit shipments in millions of units from 1994-1997 estimated)


                                            (Millions)

                             1993              52.1
                             1994              69.1
                             1995              88.3
                             1996             106.0
                             1997E            131.4
                             1998E            173.4
                             1999E            211.2



                                                                 CAGR:
                                                                 26%



Source: Applied Magnetics and Trend-Focus

 ...Resulting in More Heads Per Average Drive and...



               [Graph of the average number of heads per disk drive shipped from 1994-1997 estimated]


                             1994              5.0
                             1995              5.8
                             1996              6.0
                             1997E             6.3






Source: Applied Magnetics and Trend-Focus

 ...An Even Faster Rate of Growth of Head Unit Shipments



               [Graph of the number of heads shipped in millions of units from 1993-1997 estimated]


                                            (Millions)

                             1993              259
                             1994              345   (+33%)
                             1995              525   (+52%)
                             1996              639   (+22%)
                             1997E             830   (+30%)




                                                                 CAGR:
                                                                 35%



Source: Trend-Focus

Technology Advances are Driving Up Storage Capacity per Disk...



               [Graph of the average number of megabytes of storage per 3.5 inch disk drive shipped from 1993-1997 estimated]


                                         (Megabytes per
                                            3.5" Disk)

                             1993             170
                             1994             270
                             1995             420
                             1996             670
                             1997E          1,080





Source: Applied Magnetics

 ...And Driving Down Prices, Which Drives Demand, But...



               [Graph of the average cost (in cents) to the consumer of a megabyte of storage on a 3.5 inch disk from 1993-1997 estimated]


                                      ($ per Megabyte)

                             1993            $0.68
                             1994             0.43
                             1995             0.27
                             1996E            0.16
                             1997E            0.10


 ...Requires Intense, Cost-Focused Management.


                                                38% per Year Cost Reduction



Source: Applied Magnetics

==============================================================================
                        Market Driven Product Road Map
==============================================================================

Market Driven Product Strategy


   > Overall Philosophy - Deliver products which meet today's customer price/performance needs and provide superior gross margins

   > Exploit advanced thin film head technology to develop industry leading data storage capacity at superior price points:

          .    Presently in commercial volume with 1.3GB per disk
          .    Presently qualifying 1.6GB per disk advanced thin film product with six OEMs
          .    Sample 2.1GB per disk advanced thin film product in 3/97

   > Provide cost-effective advanced thin film products as a solution for our desktop market:

          . Desktop producers will continue to adopt MR more slowly than the notebook/workstation segments due to price/performance and volume availability

   > Continue to expand MR capacity consistent with customer adoption roadmaps

          .    APM's & RDRT's major customer today is 90% thin film

APM Is Successfully Making Product Transitions



               [Graph of the percentage breakdown of APM's actual and estimated production of heads with varying capacities from the first quarter of fiscal 1996 through the fourth quarter of fiscal 1997 estimated]



Q1 FY1996             Q2 FY1996               Q3 FY1996           Q4 FY1996
---------             ---------               ---------           ---------
540/670MB  100%       540/670MB  99%          540/670MB  69%      540/670MB  20%
                      850 MB      1%          850MB      30%      850MB      64%
                                              1080MB      1%      1080MB     16%



Q1 FY1997E            Q2 FY1997E              Q3 FY1997E          Q4 FY1997E
----------            ----------              ----------          ----------
850MB      25%        850MB      12%          850MB      10%      850MB      8%
1080MB     69%        1080MB     65%          1080MB     38%      1080MB    24%
1300MB      2%        1300MB     22%          1300MB     49%      1300MB    34%
                                              1600MB      3%      1600MB    26%
                                                                  2100MB     8%







Source:  Applied Magnetics

Advanced Thin Film Will Continue to Provide Industry Leading Storage
Capacities...



               [Chart outlining APM's planned advanced thin film product roadmap from the third calendar quarter of 1996 through the second calendar quarter of 1998 estimated]



                  1996A                1997E                 1998E
                ---------    ------------------------     -----------
Capacity/       CQ3   CQ4    CQ1    CQ2    CQ3    CQ4     CQ1     CQ2
Disk
----
  850MB        ---------------O
 1080 MB       ==O--------------------------------O
 1300 MB       ========O-----------------------------------O
 1600 MB         O==================O---------------------------------->
 2100 MB                      O===================O-------------------->
 2800 MB                                    O==============O----------->

====  Qualification Cycles
----  Planned Volume Production


 ...Meeting a Market Need for Future Advanced Product Generations

APM Will Roll Out New MR Products as Customers Require



                         [Chart outlining APM's planned MR
                         product roadmap from the third calendar
                         quarter of 1996 through the second
                         calendar quarter of 1998 estimated]



                  1996A                1997E                 1998E
                ---------    ------------------------     -----------
Capacity/       CQ3   CQ4    CQ1    CQ2    CQ3    CQ4     CQ1     CQ2
Disk
----
 <900 MB        -----------------------------------O
 910/1080 MB    ==============O----------------------------O
 1600 MB        =====================O------------------------------->
 2100 MB                      O=============O------------------------>
 2800 MB                                           O=============>O-->
 3400 MB                                                   O=========>
 4300 MB                                                       O=====>


====  Qualification Cycles
----  Planned Volume Production

Thin Film Heads Have Substantial Cost Savings Over Comparable MR Products



               [Graph of the average sales price for thin film and MR heads of comparable performance from 1995-1999 estimated]



                             Average Sales Price

                       Comparable Performance Heads
                       Thin Film Inductive        MR
                       -------------------        --

        1995                 8.96               18.20
        1996                 7.95               12.97
        1997E                7.04               10.42
        1998E                6.71                8.83
        1999E                6.57                8.00




Source:  Trend-Focus

APM Has Been Shipping MR Heads into Customer Programs for Nine Months...



               [Graph of the percentage of thin film and MR heads that APM expects to produce between the second calendar quarter of 1997 and the second calendar quarter of 1999]



                                  Percentage of HGA Units

                    CY 1997E                CY 1998E                CY 1999E
               -----------------    -------------------------      ----------
               CQ2    CQ3    CQ4     CQ1    CQ2    CQ3    CQ4      CQ1    CQ2
               ---    ---    ---     ---    ---    ---    ---      ---    ---
Thin Film      90%    84%    78%     68%    57%    43%    22%       4%

MR             10%    16%    22%     32%    43%    57%    78%      96%    100%



 ...and Has a Price/Performance, Demand Driven Transition Plan.




Source: Applied Magnetics estimates.

The Facts About Applied Magnetics and Thin Film


  > APM is supplying in commercial volumes the highest capacity heads available - 1.3GB per disk - on advanced thin film technology

  > Advanced thin film heads are approximately 35% less expensive than similar capacity MR heads

  > MR technology offers certain technical advantages for the workstation and portable markets, but advanced thin film offers superior price/performance in the desktop market

  > Western Digital is in volume production on a 1.3GB per disk product using APM's advanced thin film heads

  > APM's advanced thin film capability has allowed it to beat Seagate and RDRT to market

  > Seagate is in volume with an 850MB per disk thin film product vs. APM's 1.3GB per disk offering

  >     RDRT has consistently lagged APM to the market:

                                APM Delivery              RDRT Delivery
                                ------------              -------------
               850MB                CQ296                    CQ396
               1.0GB                CQ396                    CQ496
               1.3GB                CQ496                    CQ297?

==============================================================================

                      Applied Magnetics: Myths vs. Reality

================================================================================

Applied Magnetics:  Myths vs. Reality


Myth #1:       "Applied Magnetics is Acquiring Read-Rite for its MR Head
               Technology."


Reality:

  >     APM has been shipping MR head products in volume for three quarters
  > APM presently is sampling MR heads in six OEM programs and is moving toward qualification
  > APM is ramping MR production to an annualized run rate of more than 6 million units by CQ2 1997
  > APM recently began expanding wafer capacity in anticipation of its MR ramp
  > APM converted slider fabrication and HGA and HSA assembly capacity to handle MR production
  > APM won't over-invest in any technology before its time, especially when current technology meets customer needs and delivers superior margins and shareholder value
  > MR technology is widely available and could be obtained through acquisition or joint venture at a lower cost than acquiring RDRT

Applied Magnetics:  Myths vs. Reality


Myth #2:       "MR Heads 'Better' Suit Today's Customer Needs."


Reality:

  > APM's has high margin thin film product shipping in volume at industry leading capacities of 1.0GB and 1.3GB per disk
  > Applied presently is qualifying a 1.6GB per disk product and in March will sample a 2.1GB per disk 3.5" advanced thin film product
  >     Seagate's most common MR head in volume is only 1.0GB per disk.
        RDRT's highest capacity MR head in commercial production gives it no higher capacity than APM's applied advanced thin film technology today
  > APM's advanced thin film products are far more cost effective than MR products (approximately 35% cheaper for comparable capacity)
  > REMEMBER: MR offers certain technical advantages to the workstation and portable market, but advanced thin film offers superior price/ performance for the desktop market (and superior gross margins to APM).

Applied Magnetics:  Myths vs. Reality


Myth #3:       "The Thin Film Head Business Will Die Soon."


Reality

  >     Seagate and Western Digital: "MR is too expensive for the desktop."
  >     Applied has a clear migration path for its advanced thin film products
  > Applied will migrate its MR business as capacity demands, as its customers require and as the margins will accretively support transition, not before then
  > Technology obsolescence has been greatly exaggerated before (e.g., MIG to thin film, which experienced a transition much slower than predicted)

Applied Magnetics:  Myths vs. Reality


Myth #4:       "Read-Rite's prospects as a standalone company are bright."


Reality

  > RDRT has failed to deliver on planar technology and has not demonstrated a cost-effective technology solution
  > RDRT has consistently lagged the market with new product introductions and failed to satisfy its customer requirements
  >     RDRT has substantial underutilized capacity and a bloated cost structure
  >     RDRT has failed to deliver acceptable financial performance


CONCLUSION:  READ-RITE NEEDS APPLIED MAGNETICS AND ITS MANAGEMENT

==============================================================================

                              Financial Highlights

==============================================================================

APM Has Substantially Increased Revenues and Margins While Dramatically Reducing Costs...


               [Graphs of APM's revenues, gross margin percentage, SG&A expenses (in $millions and as a percentage of revenues) and research and development expenses (in $millions and as a percentage of revenues) from fiscal year 1994-1996 and the first fiscal quarters of 1996 and 1997]


                  FY1994         FY1995        FY1996       FY96-Q1      FY97-Q1
                  ------         ------        ------       -------      -------
                                          ($ in Millions)

Revenues          $276           $293          $345          $ 95         $122

SG&A              17.3            7.4           6.5           1.7          2.0
 (% of Revenues)   6.3%           2.5%          1.9%          1.8%         1.6%

R&D               24.7           33.7          50.9           13.3        11.1
 (% of Revenues)   8.9%          11.5%         14.8%          14.0%        9.1%

Gross Margin      (2.2%)         13.6%         27.0%          24.8%       38.3%

 ...Leading to Rapidly Growing Earnings


               [Graph of APM's earnings per share for Fiscal year 1994
               - fiscal year 1998 estimated]



              FY1994         FY1995        FY1996        FY97E          FY98E
              ------         ------        ------        -----          -----

EPS         $(2.39)(1)       $0.08          $1.35        $4.32(2)       $6.22(2)




(1)     New management took control near the end of FY1994.
(2)     Source: Most recent Street estimates.

==============================================================================
                 Applied Magnetics Corporation's Proposed Merger
                           With Read-Rite Corporation
=============================================================================

                             A Powerful Combination
                         for Investors and the Industry

Transaction Summary


Exchange Ratio                        0.679 (fixed)

Accounting Method                     Pooling of interests
                                      (Not a condition)

Tax                                   Tax-free exchange

Projected Operating
  Cost Savings                        $100MM over 1st 12 months

Cost of Goods Sold Savings            Up to $150 Million if APM's standard
                                      costs are applied to RDRT's unit volume

Total Cost Savings Used for
  Pro Forma Estimates                 $145 million

Impact on APM's Shareholders:
-----------------------------
  Pro Forma FY 1998 EPS               $7.44
  Accretion to Stand-Alone(1)         20%

Impact on RDRT's Shareholders:
------------------------------
  Pro Forma FY 1998 EPS               $5.05
  Accretion to RDRT
   Stand-Alone(2)                     58%




(1)  Based on earnings estimates of $6.22.
(2)  Based on earnings estimates of $3.20.

Benefits of a Combined Company


                                            Combined Company Will Have:
                                            ============================
Greater Production Capacity  --->
                                            > Higher margin product mix

Superior Technology                         > Lower cost overhead structure
Price/Performance  ------------->
                                            > Lower product costs

Substantial Cost Savings                    > Superior next generation products
SG&A, R&D, COGS  --------------->
                                            > Stronger financial results

Revenue Enhancement                         > Economies of scale
Opportunities  ----------------->



                             Management team will be focused on cost
                             control, product execution, EPS growth and shareholder value.

Why Does Read-Rite Need to Merge With Applied Magnetics?


  > To achieve $5.05 (=.679 exchange ratio x $7.44 combined pro forma estimate) per share for its shareholders in FY 1998, RDRT would have to:
        (i)    Increase its operating margin to 25% (from 4% in Q1 of FY 1997)
                                            or
        (ii) Increase projected revenues to $2.3 billion (from $1.0 billion annualized in Q1 of FY 1997)


  >     RDRT needs a product mix with more advanced thin film capability:
          . MR price/performance better suited for notebook/workstation segments
          . RDRT has been late on the past three generations of thin film programs
          . RDRT's strategy to bridge thin film and MR technologies with planar technology has failed (missed 1.6 GB product window)
          . RDRT could benefit from access to APM's superior air bearing technology

  >     RDRT needs better product development execution


  > RDRT needs APM's maangement to benefit from the cost savings synergies available in a combination

Enhanced Earnings Potential

  > APM has demonstrated the ability to significantly reduce SG&A expense while strengthening its business:

                        Fiscal Year   SG&A Expense         % of Revenue
                        -----------   ------------         ------------
                             1991        $27.2                 7.1%
                             1992         25.5                 8.6
                             1993         20.1                 6.0
                             1994         17.3                 6.2
                             1995          7.4                 2.5
                             1996          6.5                 1.9

  > The management team at APM will apply this experience to reduce the combined company's SG&A and R&D spending.

  > Similarly, the APM team will utilize the same discipline to increase overall manufacturing efficiency:
          . Application of APM's standard costs to RDRT's unit volume would increase RDRT's pre-tax income by approximately $150 million.

  > Operations will benefit from the combined business' economies of scale, including increased purchashing power for: materials, components and capital equipment.

  > Increased manufacturing volumes may result in even further reduced unit costs.

Enhanced Earnings Potential

  > Management believes that significant cost savings can be achieved by eliminating redundant components of SG&A and R&D.


                                                  Year Ending September 30,
                                                             1998
                                                           --------
        Projected Net Income(1)                              $363
        After-Tax Cost Savings                                 80(2)
                                                             ----
        Pro Forma Reported Net Income                        $443

        Pro Forma Reported Earnings
          Per Share                                         $6.88
        Accretion to APM Standalone                           11%






(1)     Figures based on most recent Street estimates.
(2)     $100 million pre-tax savings fully taxed at APM's 20% tax rate.

Enhanced Earnings Potential

  >     Manufacturing Efficiencies:
          . Application of APM's standard costs to RDRT's unit volume could result in pre-tax savings of approximately $150 million. Projected FY 1998 EPS of $7.44 assumes $45 million estimated COGS savings.


                                            Pre-Tax Manufacturing Savings
                                         $15     $30     $45     $60     $75
                                         ---     ---     ---     ---     ---
    % of Total Potential Savings          10%     20%     30%     40%     50%
    Increment to Projected
      Reported 1998 EPS                 $0.19   $0.37   $0.56   $0.75   $0.93
    Accretion to APM Stand-Alone          14%     17%     20%     23%     26%

Enhanced Earnings Potential

  > Combining the effects of SG&A and R&D savings with manufacturing efficiencies (estimated at only 30% of total potential manufacturing efficiencies) would result in earnings per share accretion of 20% for Fiscal Year 1998.


                                                       Fiscal 1998
                                                       -----------
           Projected Combined Net Income (1)               $363
           After-Tax Cost Savings                            80
           After-Tax Impact of
             Manufacturing Efficiencies (2)                  36
                                                            ---
                                                           $479

           Pro Forma Reported EPS                          $7.44
           Accretion to APM Stand-Alone                      20%





(1)     Figures based on selected Street estimates.
(2)     Assumes 30% of total potential savings are achieved in 1998.

Read-Rite's manufacturing facilities are complementary and offer APM the ability to expand production more rapidly




Applied Magnetics                                              Read-Rite
-----------------                                              ---------
                              Wafer Fabrication

Goleta, California                                       Milpitas and Fremont,
                                                              California


                              Slider Fabrication

Malaysia                                                       Thailand


                              Assembly & Test

Malaysia, Korea,                                         Malaysia, Philippines
China, Ireland

=============================================================================

                  Comparison of Applied Magnetics and Read-Rite

=============================================================================

Applied Magnetics Has Produced Far Superior Operating Results



                         Fiscal Year 1996               Q1 Fiscal 1997
                      ----------------------       ----------------------
(in Millions)          Applied                      Applied
                      Magnetics    Read-Rite       Magnetics    Read-Rite
                      ---------    ---------       ---------    ---------
Revenues                $345         $991             $122         $252

Gross Profit              93          104               47           36

Gross Margin              27%          10%              39%          14%

R&D                       51           52               11           15

SG&A                       7           44                2           11
                        ------       ------           ------       ------

Operating Expense %       17%          10%              11%          10%

Operating Income          36            8               33           10

Operating Margin          10%           1%              27%           4%

Net Income                32          (43)              32            6

Net Income Margin          9%          N.M.             26%           2%

Total Assets             359          909              399          919

Return on Equity          26%          N.M.             82%(1)        4%(1)




(1)     Annualized.

Indexed Stock Price History, 12/31/93 to 2/21/97



               [Graph of the indexed stock price values of Applied Magnetics, Read-Rite and a composite consisting of QNTM, KMAG, HMTT, STMD, SEG, WDC and HTCH for the period 12/31/93-2/21/97]


                                       Indexed Prices %

                       Applied
                      Magnetics             Read-Rite            Composite(1)
                      ---------             ---------            ------------
12/31/93               100.00%               100.00%              100.00%

4/19/94                100.00                 79.17               106.95

8/05/94                 86.36                105.83               112.36

11/21/94                56.82                110.00               115.50

3/10/95                 52.27                108.33               116.37

6/27/95                125.00                177.50               180.66

10/12/95               275.00                239.17               188.36

1/30/96                261.36                130.00               228.81

5/16/96                361.36                167.50               273.18

9/03/96                265.91                 81.67               203.45

12/18/96               550.00                170.83               324.17




(1)     Composite includes QNTM, KMAG, HMTT, SEG, WDC HTCH.

Note:  All stock price figures from FacSet, 3/1/97.

Comparison of Applied Magnetics and Read-Rite


               [Graph of APM's and RDRT's revenues and gross margin percentage from the first quarter of fiscal 1996 through the first quarter of fiscal 1997]



APM is showing significantly                      ...as well as consistently
  higher revenue growth...                          better gross margins.

                  REVENUES                            GROSS MARGIN
                  --------                            ------------

                 APM          RDRT                    APM            RDRT
                 ---          ----                    ---            ----
                 ($ in Millions)                         ($ in Millions)

FY96-Q1          95           299                     25%             26%
FY96-Q2          87           258                     29%             19%
FY96-Q3          74           238                     24%              9%
FY96-Q4          89           195                     30%            (17%)
FY97-Q1         122           252                     38%             14%

Comparison of Applied Magnetics and Read-Rite



               [Graph of APM's and RDRT's selling, general and administrative expenses ($ in Millions) and research and development expense ($ in Millions) from the fourth quarter of fiscal 1995 through the first quarter of fiscal 1997]



APM operates with a lower                   ...while investing heavily in R&D.
  cost structure...

                 SG&A EXPENSE                              R&D EXPENSE
                 ------------                              -----------

                 APM         RDRT                        APM            RDRT
                 ---         ----                        ---            ----
                 ($ in Millions)                          ($ in Millions)

FY95-Q4        $1.7          $12.3                       $10           $11
FY96-Q1         1.7           11.5                        13             8
FY96-Q2         1.9           10.8                        14             9
FY96-Q3         1.7           10.5                        12            13
FY96-Q4         1.3           10.8                        11            13
FY97-Q1         2.0           10.8                        11            15

Comparison of Applied Magnetics and Read-Rite (Q1 FY 1997)



Applied Magnetics has far greater employee productivity...


                              Applied Magnetics               Read-Rite
                              -----------------               ---------
Revenues                           $121,627,000            $251,588,000
Employees (approx.)                       7,000                  20,000
Revenue Per Employee                    $17,375                 $12,579




 ...and utilizes its PP&E much more efficiently.


                              Applied Magnetics               Read-Rite
                              -----------------               ---------
Revenues                           $121,627,000            $251,588,000
PP&E, Net                          $142,920,000            $581,023,000
Revenue as a % of PP&E                      85%                     43%

A Powerful Combination for Investors, Customers and the Industry



  >     $7.44 per share in FY1998

  >     Increased scale in consolidating industry

  >     APM management's proven ability to execute

            [LOGO]                                               [LOGO]
APPLIED MAGNETICS CORPORATION                           READ-RITE CORPORATION

                             A POWERFUL COMBINATION
                                       FOR
                      INVESTORS, CUSTOMERS AND THE INDUSTRY